EXHIBIT 4.9
                                                                    -----------



                           DATED AS OF MARCH 11, 2002



                                   NEXEN INC.

                  (FORMERLY CANADIAN OCCIDENTAL PETROLEUM LTD.)

                                       AND

                            CIBC MELLON TRUST COMPANY





                          THIRD SUPPLEMENTAL INDENTURE

                                     TO THE

                                 TRUST INDENTURE

                           DATED AS OF APRIL 28, 1998

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                                TABLE OF CONTENTS

1.       INTERPRETATIONS AND AMENDMENTS.......................................2

         1.1.     SUPPLEMENTAL INDENTURE......................................2
         1.2.     DEFINITIONS IN TRUST INDENTURE..............................2
         1.3.     INTERPRETATION NOT AFFECTED BY HEADINGS.....................2

2.       NOTES................................................................2

         2.1.     FORM AND TERMS OF NOTES.....................................2
         2.2.     ISSUANCE OF NOTES...........................................4

3.       REDEMPTION OF NOTES..................................................4

         3.1.     REDEMPTION OF NOTES.........................................4
         3.2.     ADDITIONAL DEFINITIONS......................................5
         3.3.     NOTICE TO TRUSTEE...........................................6

4.       DEBT SECURITIES GUARANTEE............................................6

         4.1.     COVENANT TO PROVIDE DEBT SECURITIES GUARANTEE...............6
         4.2.     OPINIONS....................................................6
         4.3.     AUTOMATIC TERMINATION.......................................7

5.       GENERAL..............................................................7

         5.1.     INDENTURE SUPPLEMENTAL TO TRUST INDENTURE...................7
         5.2.     ACCEPTANCE OF TRUST.........................................7
         5.3.     COUNTERPARTS AND FORMAL DATE................................8

THIS THIRD SUPPLEMENTAL INDENTURE (the "Supplemental Indenture") dated as of March 11, 2002.

BETWEEN:

         NEXEN INC. (FORMERLY "CANADIAN OCCIDENTAL PETROLEUM LTD."), a corporation amalgamated under the Canada Business Corporations Act and having its head office in the City of Calgary, in the Province of Alberta (the "Corporation")

                                                               OF THE FIRST PART

                                     - and -

         CIBC MELLON TRUST COMPANY, a trust corporation incorporated under the laws of Canada, having an office in the City of Calgary, in the Province of Alberta (the "Trustee")

                                                              OF THE SECOND PART

         WITNESSETH THAT:

         WHEREAS in and by a trust indenture made as of April 28, 1998 (the "Original Indenture") between the Corporation and the Trustee (the Original Indenture, as amended and supplemented by the first supplemental indenture dated as of April 28, 1998 (the "First Supplemental Indenture"), the second supplemental indenture dated as of February 4, 1999 (the "Second Supplemental Indenture") and this Supplemental Indenture and as the same may be further amended or supplemented from time to time, being hereinafter called the "Trust Indenture," which term includes any and every instrument supplemental or ancillary thereto or in implementation thereof and the form and terms of any particular series of Debt Securities (as defined below) established thereunder), provision was made for the issue, in one or more series, by the Corporation of debt securities of the Corporation (the "Debt Securities") in an unlimited aggregate principal amount;

         AND WHEREAS the proper officers of the Corporation have duly authorized the creation and issuance of a series of Debt Securities to be designated as 7.875% Notes due 2032 (the "Notes"), and to be limited (subject to the exceptions described herein and in the Trust Indenture) to the aggregate principal amount of U.S. $500,000,000, the further terms and conditions thereof being hereinafter set forth, all in accordance with a resolution of the directors of the Corporation;

         AND WHEREAS all necessary acts and proceedings have been done and taken to authorize the execution of this Supplemental Indenture, to establish the terms and form of the Notes pursuant to the Trust Indenture, and to make this Supplemental Indenture and the said series of Notes, when executed and delivered by the Corporation and certified and delivered by the Trustee as provided in the Trust Indenture, legal, valid and binding upon the Corporation;

         AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee;

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         NOW THEREFORE, it is hereby covenanted, agreed and declared as follows:

1.       INTERPRETATIONS AND AMENDMENTS

1.1.     SUPPLEMENTAL INDENTURE

         This "Supplemental Indenture", "hereto", "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Supplemental Indenture and not to any particular Article, Section or other portion hereof and include any and every instrument supplemental or ancillary hereto or in implementation hereof, and further include the terms of the Notes set forth in the form of Note annexed as Schedule A hereto.

1.2.     DEFINITIONS IN TRUST INDENTURE

         All terms contained in this Supplemental Indenture which are defined in the Original Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms in the Original Indenture unless the context otherwise specifies or requires; provided, however, that notwithstanding the foregoing, the terms "Corporation" and "Trustee" shall have the respective meanings given to them in the Original Indenture.

1.3.     INTERPRETATION NOT AFFECTED BY HEADINGS

         The division of this Supplemental Indenture into Articles and Sections, the provision of the table of contents hereto and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Supplemental Indenture.

2.       NOTES

2.1.     FORM AND TERMS OF NOTES

         There shall be and is hereby created for issuance under the Trust Indenture a series of Debt Securities which shall consist of and be limited (subject to the exceptions set forth in Section 2.2(b) of the Original Indenture) to the aggregate principal amount of U.S. $500,000,000 and shall be designated as 7.875% Notes due 2032 (the "Notes"); provided, however, that if the Corporation shall, at any time after the date hereof, increase the principal amount of Notes which may be issued and issue such increased principal amount (or any portion thereof), then any such additional Notes so issued shall have the same form and terms (other than the date of issuance and the date from which interest thereon shall begin to accrue and, under certain circumstances, the first interest payment date), and shall carry the same right to receive accrued and unpaid interest, as the Notes theretofore issued; and provided, further, that, notwithstanding the foregoing, the Corporation shall not be entitled to increase the principal amount of Notes which may be issued or issue any such increased principal amount if the Corporation has effected satisfaction and discharge of the Trust Indenture pursuant to Section 7.4 of the Original Indenture or defeasance or covenant defeasance pursuant to Article 13 of the Original Indenture.

         The Notes will mature, and the principal of the Notes and accrued and unpaid interest thereon will be due and payable, on March 15, 2032, or such earlier date as the principal of any of the Notes may become due and payable in accordance with the provisions of the Trust Indenture.

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                                       -3-


         The Notes shall bear interest on the principal amount thereof from March 11, 2002 or from the last date to which interest shall have been paid or duly made available for payment on the Notes, whichever is later, at the rate of 7.875% per annum, payable semi-annually in arrears on March 15 and September 15 (each, an "Interest Payment Date") in each year, commencing September 15, 2002, until the principal of and premium, if any, on the Notes is paid or duly made available for payment; and should the Corporation at any time default in the payment of any principal of, or premium, if any, or interest on the Notes when due, the Corporation shall pay interest (such interest to be payable on demand), to the extent permitted by law, on the amount in default at the same rate. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Trust Indenture, be paid to the Persons in whose names the Notes (or one or more predecessor Notes) are registered at the close of business on the March 1 or September 1 (the "Regular Record Dates"), as the case may be, immediately prior to such Interest Payment Date, regardless of whether any such Regular Record Date is a business day. Any such interest on the Notes not so punctually paid or duly provided for on any Interest Payment Date shall be payable as provided in the form of Note annexed hereto as Schedule A to this Supplemental Indenture.

         For the purposes only of the disclosure required by the INTEREST ACT (Canada), and without affecting the amount of interest payable to any holder of a Note or the calculation of interest on any Note, if the rate of interest on any Note is calculated on the basis of a year (the "deemed year") which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for the purposes of the INTEREST ACT (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

         All payments of principal of and premium, if any, and interest on the Notes will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and all references herein to "United States dollars", "U.S. $" or "U.S. dollars" shall be deemed to refer to such coin or currency of the United States of America.

         The principal of and premium, if any, and interest on the Notes shall be payable, and the Notes may be surrendered for exchange, registration, transfer or discharge from registration, at the office or agency maintained by the Corporation for such purpose from time to time in the City of Calgary, Alberta (which shall initially be the office of the Trustee in the City of Calgary, Alberta) and, under the circumstances described in Section 2.14(j) of the Original Indenture, in the Borough of Manhattan, The City of New York, and in such other places as the Corporation may from time to time designate. The Trustee is hereby appointed as the initial Paying Agent, registrar and transfer agent for the Notes in the City of Calgary, Alberta.

         The Notes shall be issued only as fully registered Notes, without coupons, in denominations of U.S. $1,000 and integral multiples thereof. The Notes initially will be represented by one or more Global Debt Securities (collectively, the "Global Note") registered in the name of The Depository Trust Company, as Depositary or its nominee, or a successor depositary or its nominee.

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                                       -4-


         The Notes and the certificate of the Trustee endorsed thereon shall be substantially in the form set out in Schedule A to this Supplemental Indenture with such appropriate insertions, omissions, substitutions and variations as the Trustee may approve and shall be numbered in such manner as the Trustee may approve, such approvals of the Trustee concerning any Note to be conclusively evidenced by its certification of such Note.

         The register referred to in Section 3.2 of the Original Indenture shall, with respect to the Notes, be kept at the office or agency in the City of Calgary, Alberta that the Corporation may from time to time designate for such purpose (which shall initially be the office of the Trustee in the City of Calgary, Alberta), and at such other place or places as the Corporation with the approval of the Trustee may hereafter designate. Without limitation to the foregoing, if the Corporation shall at any time be required by the terms of the Notes or the Trust Indenture to appoint a registrar for the Notes in the Borough of Manhattan, The City of New York, the Corporation shall cause a register for the Notes also to be kept at the office of the registrar in the Borough of Manhattan, The City of New York and the Trustee hereby gives its approval to a register being kept at such place.

         The Notes shall be subject to redemption at the option of the Corporation as provided in Article 3 of this Supplemental Indenture. The Corporation shall not be required to redeem, purchase or repay Notes pursuant to any mandatory redemption, sinking fund or analogous provision or at the option of the holders thereof. The Notes will not be convertible into or exchangeable for securities of any Person. The Notes will be entitled to the benefit of Debt Securities Guarantees upon the terms and conditions set forth in Article 4 of this Supplemental Indenture.

         The Notes shall have the other terms and provisions set forth in the form of Note attached hereto as Schedule A to this Supplemental Indenture, with the same force and effect as if such terms and provisions were set forth in full at this place.

2.2.     ISSUANCE OF NOTES

         Notes in the aggregate principal amount of U.S. $500,000,000 shall be executed by the Corporation and delivered by it to the Trustee on the date of issue for certification and delivery pursuant to and in accordance with the provisions of Sections 2.4, 2.5 and 2.6 of the Original Indenture and, upon the requirements of such provisions being complied with, the Notes shall be certified by or on behalf of the Trustee and delivered by it to or upon the written order of the Corporation without any further act or formality on the part of the Corporation. The Trustee shall have no duty or responsibility with respect to the use or application of any of the Notes so certified and delivered or the proceeds thereof.

3.       REDEMPTION OF NOTES

3.1.     REDEMPTION OF NOTES

         The Notes will be redeemable at any time, in whole or from time to time in part, at the option of the Corporation (in the manner and in accordance with and subject to the terms and provisions set forth in the Trust Indenture), at a redemption price equal to the greater of:

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                                       -5-


         (a)      100% of the principal amount of the Notes to be redeemed; and

         (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 37.5 basis points;

plus in each case accrued interest to the date of redemption; provided that installments of interest on Notes which are due and payable on any date falling on or prior to a redemption date will be payable to the registered holders of such Notes (or one or more predecessor Notes), registered as such as of the close of business on the relevant record dates.

3.2.     ADDITIONAL DEFINITIONS

         For the purposes of this Supplemental Indenture, the following expressions shall have the following meanings:

"Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date;

"Comparable Treasury Issue" means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes;

"Independent Investment Banker" means one of the Reference Dealers selected by the Corporation;

"Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or
(ii) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Corporation is unable to obtain three such Reference Treasury Dealer Quotations, the average of all such Quotations;

"Reference Treasury Dealer Quotations" means, with respect to each Reference Dealer and any redemption date, the average, as determined by the Corporation, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Corporation by such Reference Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date; and

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                                       -6-


"Reference Dealer" means each of Banc of America Securities LLC and Deutsche Banc Alex. Brown Inc. and their respective successors; provided, however, that if any of the foregoing Reference Dealers shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer.

3.3.     NOTICE TO TRUSTEE

         The Corporation will provide notice to the Trustee prior to the redemption date of the calculation of the redemption price.

4.       DEBT SECURITIES GUARANTEE

4.1.     COVENANT TO PROVIDE DEBT SECURITIES GUARANTEE

         The Corporation covenants and agrees that, so long as any of the Notes remains outstanding: (a) if any Subsidiary of the Corporation shall at any time guarantee (a "Subsidiary Guarantee") any Indebtedness of the Corporation pursuant to Article 4 of the fourth supplemental indenture (the "Fourth Supplemental Indenture") made as of the 2nd day of July, 1997 to the trust indenture dated as of June 7, 1991 between the Corporation and CIBC Mellon Trust Company, as successor trustee, then the Corporation will cause such Subsidiary (a "Guarantor") to execute a Debt Securities Guarantee pursuant to which it will guarantee the Debt Securities (including the Notes) on substantially the same terms as are set forth in such Subsidiary Guarantee with such changes as may be necessary to conform to local law or practice of the jurisdiction in which the Guarantor is organized (which, in the case of a Subsidiary which is organized and existing under the laws of any State of the United States or the District of Columbia, may include a customary provision limiting amounts payable under such Debt Securities Guarantee to such amount as will not violate applicable fraudulent conveyance or other similar laws and a customary provision providing for contribution from other Guarantors, if any) or as may be recommended by independent legal counsel to the Trustee and incorporating provisions pursuant to which the Guarantor shall submit to jurisdiction, waive immunity, and appoint an agent for service of process to the same extent done by the Corporation pursuant to the Trust Indenture; and (b) the Corporation will comply, and will cause such Guarantor to comply, with all applicable securities laws and regulations, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934 and the Trust Indenture Act of 1939 (and in each of the foregoing cases all applicable rules and regulations thereunder) and with state securities and blue sky laws and regulations of the United States in connection with any Debt Securities Guarantee. Any such Debt Securities Guarantee shall be subject to the terms and provisions of the Trust Indenture, including, without limitation, Article 12 of the Original Indenture. Any such Debt Securities Guarantee shall be duly executed and delivered to the Trustee by the applicable Guarantor, and shall be effective as of a date not later than 90 days after the date on which the Corporation becomes obligated to provide such Subsidiary Guarantee.

4.2.     OPINIONS

         The Trustee will, at the expense of the Corporation, engage independent legal counsel of recognized standing (in the jurisdiction in which the Guarantor is organized) with respect to matters relating to publicly issued debt securities to review the form of Debt Securities Guarantee, and both counsel to the Corporation and such independent legal counsel shall deliver

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                                       -7-


legal opinions to the Trustee to the effect that such Debt Securities Guarantee has been duly authorized, executed and delivered by, and is a valid, binding and enforceable obligation of, the Guarantor (subject to customary exceptions). In addition, the Trustee will, at the expense of the Corporation, engage independent legal counsel of recognized standing with respect to matters of United States federal securities laws (which, if possible, shall be the same independent legal counsel referred to in the first sentence of this paragraph) and such independent legal counsel shall deliver legal opinions to the Trustee to the effect that such Debt Securities Guarantee has been registered under the Securities Act of 1933 and that the Trust Indenture has been duly qualified under the Trust Indenture Act of 1939 or that no such registration or qualification is required. All such opinions shall be in form and substance satisfactory to the Trustee, acting reasonably, and shall be delivered to the Trustee not later than the time of delivery to the Trustee of the corresponding Debt Securities Guarantee.

4.3.     AUTOMATIC TERMINATION

         In the event a Subsidiary Guarantee is discharged or released, then, upon Written Order of the Corporation to the Trustee accompanied by a Certificate of the Corporation confirming that the corresponding Subsidiary Guarantee has been discharged or released, such Debt Securities Guarantee shall automatically terminate and be released and the Trustee shall return to the Corporation such Debt Securities Guarantee.

5.       GENERAL

5.1.     INDENTURE SUPPLEMENTAL TO TRUST INDENTURE

         This Supplemental Indenture is supplemental to the Original Indenture and the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture shall, from this date forward, be read in conjunction with this Supplemental Indenture. The Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and this Supplemental Indenture shall, from this date forward, have effect so far as practicable as if all the provisions of the Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture and this Supplemental Indenture were contained in one instrument.

5.2.     ACCEPTANCE OF TRUST

         The Trustee hereby accepts the trusts in this Supplemental Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein before set forth in trust for the various Persons who shall from time to time be Note holders subject to all the terms and conditions herein set forth.

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                                       -8-


5.3.     COUNTERPARTS AND FORMAL DATE

         This Supplemental Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear the date first above written.

         IN WITNESS WHEREOF the parties hereto have executed this Supplemental Indenture under their respective corporate seals on the date first above written.

                                    NEXEN INC.


                                    Per: /s/ Marvin F. Romanow
                                         --------------------------------------
                                         Name:  Marvin F. Romanow
                                         Title: Executive Vice President and
                                                Chief Financial Officer

                                                                          [Seal]


                                    Per: /s/ John B. McWilliams
                                         --------------------------------------
                                         Name:  John B. McWilliams
                                         Title: Senior Vice President, General
                                                Counsel and Secretary


                                    CIBC MELLON TRUST COMPANY


                                    Per: /s/ Roger Booth
                                         --------------------------------------
                                         Name:  Roger Booth
                                         Title: Asst. V. Pres.

                                                                          [Seal]


                                    Per: /s/ Robert Solis
                                         --------------------------------------
                                         Name:  Robert Solis
                                         Title: Account Manager

                                   SCHEDULE A

to the Third Supplemental Indenture dated as of March 11, 2002 made between Nexen Inc. (formerly Canadian Occidental Petroleum Ltd.) and CIBC Mellon Trust Company, as Trustee.

                                  FORM OF NOTES

[INSERT IF THE NOTE IS A GLOBAL DEBT SECURITY: THIS NOTE IS A GLOBAL DEBT SECURITY WITHIN THE MEANING OF THE TRUST INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE NOTES), A NEW YORK CORPORATION, OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR NOTES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST INDENTURE AND UNLESS AND UNTIL IT IS EXCHANGED FOR NOTES IN DEFINITIVE CERTIFICATED FORM AS AFORESAID, MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ITS NOMINEE TO A SUCCESSOR DEPOSITARY OR ITS NOMINEE.]


[INSERT IF THE NOTE IS A GLOBAL DEBT SECURITY: UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE CORPORATION (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                                   NEXEN INC.

                  (FORMERLY CANADIAN OCCIDENTAL PETROLEUM LTD.)

                      (ORGANIZED UNDER THE LAWS OF CANADA)

                              7.875% NOTES DUE 2032

NO. O                                        Principal Amount: U.S. $500,000,000
CUSIP NO. O

FOR VALUE RECEIVED, NEXEN INC., a corporation organized under the laws of Canada (hereinafter called the "Corporation", which term includes any successor corporation under the Trust Indenture referred to below), for value received, acknowledges itself indebted and hereby promises to pay to:

or registered assigns, on March 15, 2032 or on such earlier date as the principal hereof may become due in accordance with the provisions of the Trust Indenture hereinafter mentioned, the principal sum of O United States dollars (U.S.$O) in immediately available funds, in lawful money of the United States of America, and to pay interest on the principal amount hereof from March 11, 2002 or from the last date to which interest shall have been paid or duly made available for payment on the Corporation's outstanding 7.875% Notes due 2032 (the "Notes"), whichever is later, at the rate of 7.875% per annum, payable semiannually in arrears in like money, on March 15 and September 15 (each, an "Interest Payment Date") in each year, commencing September 15, 2002, until the principal hereof and premium, if any, hereon is paid or duly made available for payment; and should the Corporation at any time default in the payment of any principal of, or premium, if any, or interest on, this Note when due, to pay interest (such interest to be payable on demand), to the

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extent permitted by law, on the amount in default at the same rate, in like money. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest payable, and punctually paid or duly provided for, on any Interest Payment Date, will, as provided in such Trust Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the March 1 or September 1 (the "Regular Record Dates"), as the case may be, immediately prior to such Interest Payment Date, regardless of whether any such Regular Record Date is a business day. Any such interest on this Note not so punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the holder on such Regular Record Date by virtue of having been such holder and may either (i) upon (A) written notice by the Corporation to the Trustee (as defined below) of the aggregate amount of defaulted interest proposed to be paid by the Corporation and the date of such proposed payment and
(B) the concurrent deposit by the Corporation with the Trustee of U.S. dollars in an amount equal to the aggregate amount proposed to be paid with respect to such defaulted interest or upon such arrangements satisfactory to the Trustee for such deposit of U.S. dollars in such amount on or prior to the date of such proposed payment (such monies when so deposited to be held in trust for the benefit of the Persons entitled thereto), be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee (which special record date shall not be more than 15 days or less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the aforesaid notice from the Corporation), notice whereof shall be given to the holders of Notes not less than 10 days prior to such special record date in the manner provided in the Trust Indenture, or (ii) be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

As interest on this Note becomes due (except interest payable at maturity or on redemption which, so long as the date of such maturity or such redemption date is not an Interest Payment Date, shall be paid upon presentation and surrender of this Note for payment), the Corporation, either directly or through the Trustee, shall send, at least five days prior to each date on which interest becomes due, by prepaid ordinary mail, a cheque for such interest (less any tax required to be withheld therefrom) payable to the order of the registered holder of this Note at the close of business on the relevant Regular Record Date and addressed to him at his last address appearing on the Note register, unless such holder otherwise directs; provided that the Corporation may make any such payment of interest (less any tax required to be withheld therefrom) by wire transfer. In the case of joint holders, cheques shall, unless such joint holders otherwise direct, be payable to the order of all such joint holders and, if more than one address appears on the Note register in respect of a joint holding, any cheque for interest shall be mailed to the first address so appearing. The mailing of any such cheque or the making of any such payment by wire transfer shall, to the extent of the sum represented thereby plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on this Note, unless such cheque is not paid at par on presentation. Notwithstanding the foregoing provisions of this paragraph or any other provision of the Notes or the Trust Indenture, (i) so long as this Note is registered in the name of The Depository Trust Company (or any successor Depositary for the Notes) or its nominee (a "Global Note"), payments of principal of and premium, if any, and interest on this Note shall be made by wire transfer of immediately available funds unless otherwise required by such Depositary (ii) if definitive certificated Notes are issued in exchange for interests in any Global Note, the Corporation will pay the principal of and premium, if any, and interest on such definitive certificated Notes by wire transfer of immediately available funds (provided that the holders thereof shall have provided appropriate wire transfer instructions to the Corporation); and
(iii) if definitive certificated Notes are issued in exchange for interests in any Global Note or if the Depositary for the Notes shall so require, the Corporation will maintain a Paying Agent, registrar and transfer agent for the Notes in the Borough of Manhattan, The City of New York.

All payments of the principal of and premium, if any, and interest on this Note will be made in such coin or currency of the United States of America as of the time of payment is legal tender for payment of public and private debts, and all references herein to "United States dollars", "U.S. $" or "U.S. dollars" shall be deemed to refer to such coin or currency of the United States of America.

This Note is one of the duly authorized series of Debt Securities of the Corporation (herein called the Notes) issued under and entitled to the benefits of a trust indenture made as of April 28, 1998, as supplemented by the first supplemental indenture thereto made as of April 28, 1998, by the second supplemental indenture thereto made as of February 4, 1999 and by the third supplemental indenture thereto made as of March 11, 2002, each between the Corporation and CIBC Mellon Trust Company, as trustee (the "Trustee", which term includes any successor trustee under the Trust Indenture) (such trust indenture, first supplemental trust indenture and second supplemental indenture, as the same may be further amended or supplemented from time to time, are herein called collectively the "Trust Indenture"). Reference is hereby made to the Trust Indenture for a description of the terms and conditions upon which the Notes are issued or may be issued and held and the rights of the holders of Notes issued and to be issued thereunder and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Trust Indenture were herein set forth, to all of which provisions the holder of this Note by acceptance hereof assents. This Note is one of the series designated on the face hereof, limited (subject to exceptions provided in the Trust Indenture) in aggregate principal amount to U.S. $500,000,000 subject to the right of the Corporation, on the terms and subject to the conditions set forth in the Trust Indenture, at any time or from time to time to increase the principal amount of such series and to issue such increased principal amount of Notes (or any portion thereof). All terms used in this Note which are defined in the Trust Indenture and not defined herein shall have the meanings assigned to them in the Trust Indenture.

This Note is a direct obligation of the Corporation.

This Note is redeemable at any time, in whole or from time to time in part, at the option of the Corporation, upon the terms and subject to the conditions set forth in the Trust Indenture, at a redemption price equal to the greater of (i) 100% of the principal amount of this Note to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest hereon (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 37.5 basis points, plus in each case accrued interest to the date of redemption (provided that installments of interest which are due and payable on any date falling on or prior to a redemption date will be payable to the registered holder of this Note (or one or more predecessor Notes), registered as such as of the close of business on the relevant record date), all as more fully provided in the Trust Indenture.

This Note will not be entitled to the benefit of a sinking fund.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of and interest on the Notes may be declared due and payable in the manner and with the effect provided in the Trust Indenture.

This Note is subject to the provisions in the Trust Indenture on defeasance and covenant defeasance.

The Trust Indenture contains provisions for holding meetings of holders of Notes and, subject to certain exceptions, for making binding upon all holders of Notes extraordinary resolutions passed at such meetings in accordance with such provisions and instruments in writing signed by the holders of a specified percentage in principal amount of the Debt Securities outstanding.

No reference herein to the Trust Indenture and no provision of this Note shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Note at the times, place and rate, and in the currency, herein and in the Trust Indenture prescribed.

No transfer of this Note shall be valid unless made on the registers to be kept at the office of the Trustee in the City of Calgary, Alberta and at such other place or places (if any) as the Corporation may designate, by the registered holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. The Person in whose name this Note shall be registered shall be deemed and regarded as the owner hereof for all purposes of the Trust Indenture and payment of or on account of the principal hereof and premium, if any, and interest hereon shall be made only to or upon the order of such registered holder.

As provided in the Trust Indenture and subject to certain limitations set forth therein, the Notes are exchangeable for a like aggregate principal amount of Notes of authorized denominations as requested by the holders surrendering the same. No service charge will be made for any exchange, registration, transfer or discharge from registration of any Note, although the Corporation and the Trustee may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. This Note may be surrendered for registration of transfer, exchange and payment at the office of the Trustee in the City of Calgary, Alberta and, if so required pursuant to the Trust Indenture and the Notes, at the office or agency maintained by the Corporation for that purpose in the Borough of Manhattan, The City of New York.

The Notes are issuable only in registered form without coupons in denominations of U.S. $1,000 and integral multiples of U.S. $1,000.

The Trust Indenture requires that the Corporation comply with certain restrictive covenants set forth therein and provides that, under certain circumstances, one or more subsidiaries of the Corporation may be required to guarantee the Notes. Reference is made to the Trust Indenture for a further description of all such terms and provisions.

This Note shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein and, to the extent provided in the Trust Indenture, by the TRUST INDENTURE ACT of 1939, as amended. This Note shall not become obligatory for any purpose until it shall have been certified by the Trustee for the time being under the Trust Indenture.

IN WITNESS WHEREOF NEXEN INC. has caused this Note to be sealed with its corporate seal and to be signed by its duly appointed and authorized officers this ___ day of ______________.

                                    NEXEN INC.


                                    Per: ______________________________________
                                    Name:
                                    Title:

                                                                          [Seal]


                                    Per: ______________________________________
                                    Name:
                                    Title:



                                    This is one of the Notes referred to
                                    in the Trust Indenture within mentioned


                                    CIBC MELLON TRUST COMPANY, TRUSTEE

                                    Per: ______________________________________
                                         Authorized Officer

                                                                          [Seal]


                                    Date of Certification:_____________________

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common          UNIF GIFT MIN ACT -______ Custodian_____
TEN ENT - as tenants by the entireties                     (Cust)        (Minor)
JT TEN - as joint tenants with right of survivorship     Under Uniform Gifts to
and not as tenants in common                             Minors Act_____________
                                                                     (State)

     Additional abbreviations may also be used though not in the above list.

                   ___________________________________________

FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_________________________________________________________

_________________________________________________________


________________________________________________________________________________
             PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE


________________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing


_______________________________________________________________________Attorney
to transfer said Note on the books of the Corporation with full power of substitution in the premises.

Dated:__________________________________________________________________________

         Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.